Exhibit 5.1

Angela Collette

Attorney and Counselor at Law

Licensed in New York, Michigan and Kentucky

July 26, 2013

United States Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

Re:	Registration Statement on Form S-1 Changing Technologies, Inc.

Ladies and Gentlemen:

Changing Technologies, Inc., a Florida corporation (the “Company”), has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to 3,000,000 shares (“the Shares”) of the Company’s common stock, par value $.0001 per share (“the Common Stock”). I have acted as counsel to the Company in connection with filing of the Registration Statement and in so doing, I have examined, considered and relied upon the following documents (collectively, the “Documents”):

(i)	the Company’s certificate of incorporation;
(ii)	the Company’s bylaws;
(iii)	resolutions of the board of directors of the Company;
(iv)	the Registration Statement and exhibits thereto; and
(v)	such other documents and matters of law as I have considered necessary or appropriate for the expression of the opinions contained herein.

In rendering the opinions set forth below, I have assumed without investigation the genuineness of all signatures and the authenticity of all Documents submitted to me as originals, the conformity to authentic original documents of all Documents submitted to me as copies, and the veracity of the Documents. As to questions of fact material to the opinions hereinafter expressed, I have relied upon the representations and warranties of the Company made in the Documents and upon statements of officers of the Company.

Based upon and subject to the foregoing, I am of the opinion that the shares being offered and registered are duly authorized and, when sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/  Angela Collette

Angela Collette

____________________________________________________________________

28325 Utica Road, Roseville, Michigan 48066

Tel. 321.507.7836

Atty4defense@aol.com